UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2017

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdictionof Incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

400 Connell Drive, Suite 5000, Berkeley Heights, NJ		07922
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 9, 2017, we entered into a securities purchase agreement with Elliott Associates, L.P. and Elliott International, L.P., (the “Buyers”), long-term institutional investors in CorMedix, pursuant to which we have agreed to sell $2 million of newly designated Series F Convertible preferred stock (“Series F Stock”) at $1,000 per share.

On November 9, 2017, we also entered a backstop agreement with the Buyers pursuant to which the Buyers have agreed to purchase from us, at our request, up to an additional $3 million of shares of the Series F Stock at $1,000 per share. We may request purchases under the backstop agreement from January 15, 2018 until March 31, 2018.

As consideration for the backstop financing, we will issue the Buyers warrants, exercisable for three years, to purchase, in the aggregate, up to 947,329 shares (subject to adjustment) of CorMedix common stock at a per share exercise price of $0.001. The number of shares issuable under the warrant was determined by the closing price of CorMedix Common Stock on November 8, 2017, which was $0.5278. The number of shares issuable under the warrants will be reduced to the extent that we raise equity capital from investors other than the Buyers that offsets the $3 million backstop amount.

Gross proceeds of the securities purchase agreement and the backstop agreement, if the backstop agreement is used in full, total an aggregate of $5,000,000 (assuming cashless exercise of the warrants).

Each share of Series F Stock is convertible into shares of our common stock, at the option of the Buyers, at an effective price of $0.6334 per share, which represents a 20% premium to the closing price of our common stock on November 8, 2017. The conversion price of the Series F Stock is subject to anti-dilution adjustment for customary recapitalization events such as stock splits, as well as full ratchet anti-dilution protection in the event that we do not obtain the subordination of the Series C-3 preferred stock to that of the Series F Stock (as described below) or obtain stockholder approval of the issuance of common stock that exceeds NYSE American rules (as described below). The Series F Stock will be mandatorily convertible on April 2, 2018, subject to certain equity conditions, at the lower of $0.6334 and a 10% discount to the notional price at which an equity or equity linked transaction in an amount of $5 million or more is completed by March 31, 2018, or if no such transaction is completed, a 10% discount to the closing price of the stock on March 31, 2018.

The Series F Stock is non-voting and has no dividend right outside of receiving dividends in the same form as we pay to holders of shares of our common stock.

The Series F Stock contains a prohibition on its conversion if, as a result of such conversion, we would have issued shares of our common stock in an aggregate amount equal to 13,336,939 shares, which is 20% of our shares of common stock outstanding on November 9, 2017, unless we have received the approval of our stockholders for such overage.

The Buyers will be prohibited from converting Series F Stock into shares of our common stock to the extent that, as a result of such conversion, the Buyers, together with their affiliates, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding. In the event of our liquidation, dissolution, or winding up, holders of the Series F Stock will receive a payment equal to $1,000 per share of Series F Stock, subject to adjustment, before any proceeds are distributed to the holders of common stock. Shares of the Series F Stock will rank:

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senior to all common stock and the Series C-2, Series C-3 Convertible Preferred Stock (subject to the us obtaining any consent, waiver or other authorization from the holders of the Series C-3 Convertible Preferred Stock necessary for the subordination of the Series C-3 Convertible Preferred Stock to the Series F Preferred Stock), Series D Non-Voting Convertible Preferred Stock, Series E Non-Voting Convertible Stock; and

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senior to any class or series of capital stock hereafter created.

in each case, as to distributions of assets upon our liquidation, dissolution or winding up whether voluntarily or involuntarily.

We currently anticipate that closing of the sale of the Series F Stock and the warrants will take place on or about November 16, 2017, subject to the satisfaction of customary closing conditions.

As a part of the financing, we will also enter into a registration rights agreement with the Buyers whereby the Buyers can demand that we register the shares issuable upon exercise of the warrants, and shares issuable upon conversion of the Series F Stock, if issued.

No placement agent or underwriter was involved in the offerings.

We intend to use the net proceeds of the offerings for general corporate purposes, working capital and capital expenditures.

The certificate of designation, form of warrant, form of securities purchase agreement, form of backstop agreement, and registration rights agreement, are filed herewith as Exhibits 3.15, 4.15, 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. The foregoing descriptions of the Series F Stock, the securities purchase agreement, the backstop agreement, the warrants, and the registration rights agreement are not complete and are qualified in their entirety by reference to the respective exhibits.

The Series F Stock and the warrants to be issued will be sold in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof. Neither the Series F Stock nor the warrants may be offered or sold in the United States absent registration or exemption from registration under the Securities Act and any applicable state securities laws.

The information contained in this Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Series F Stock or the warrants or any other securities of our company.

A copy of the press release regarding the above matters is attached hereto as Exhibit 99.1.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 9, 2017, we filed a Certificate of Designation of Series F Stock with the Delaware Secretary of State classifying and designating the rights, preferences and privileges of the Series F Stock. The Series F Stock Certificate of Designation is attached hereto as Exhibit 3.15 and is incorporated herein by reference.

The description of the Series F Stock contained in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)
Exhibits

Exhibit No.	Description

3.15	Certificate of Designation of Series F Preferred Stock of CorMedix Inc., filed with the Delaware Secretary of State on November 9, 2017.

4.15	Form of Warrant.

10.1	Securities Purchase Agreement, dated November 9, 2017, between CorMedix Inc. and the investors named therein.

10.2	Backstop Agreement, dated November 9, 2017, between CorMedix Inc. and the investor named therein.

10.3	Form of Registration Rights Agreement, dated November 9, 2017, by and between CorMedix Inc. and the investor named therein.

99.1	Press release dated November 9, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2017	CORMEDIX INC.

	By:	/s/ Robert W. Cook
Name: Robert W. Cook
Title: Chief Financial Officer